NEITHER THIS NOTE NOR THE SECURITIES THAT ARE ISSUABLE TO THE HOLDER UPON CONVERSION HEREOF (COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THE SECURITIES NOR ANY INTEREST OR PARTICIPATION THEREIN MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS; OR (II) IN THE ABSENCE OF AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT OR; (Ill) UNLESS SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO RULE 144 UNDER THE 1933 ACT.

BY ACCEPTING THIS OBLIGATION, THE HOLDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC 6049(B)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITES STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

REVOLVING CONVERTIBLE PROMISSORY NOTE

Issuance Date: August 31, 2013	US$550,000

Effective Date: October 10, 2013

FOR VALUE RECEIVED, HYPERTENSION DIAGNOSTICS, INC., a corporation incorporated under the laws of the State of Minnesota, whose address is 10501 Wayzata Blvd South, Suite 102, Minnetonka, MN 55305 (the “Borrower”), promises to pay to the order of TCA GLOBAL CREDIT MASTER FUND, LP (hereinafter, together with any holder hereof, “Lender”), whose address is 1404 Rodman Street, Hollywood, Florida 33020, on or before the six (6) month anniversary of the Effective Date or such later date as agreed upon after the date hereof in a signed writing by the Lender (the “Revolving Loan Maturity Date”), the lesser of: (i) Five Hundred Fifty Thousand and No/100 United States Dollars (US$550,000); or (ii) the aggregate principal amount outstanding under and pursuant to that certain senior secured revolving credit facility agreement, dated as of August 31, 2013 and effective as of October 10, 2013, executed by and among the Borrower, as borrower, HDI Plastics, Inc., as guarantor, and the Lender, as lender (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”), together with interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans outstanding from time to time, as provided in the Credit Agreement. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

This Revolving Convertible Promissory Note (the “Note”) evidences a portion of the aggregate Revolving Loans incurred by Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The holder of this Note is entitled to all of the benefits and security provided for in the Loan Documents. All Revolving Loans shall be repaid by Borrower, or any person liable for the payment of this Note, on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement.

Principal and interest shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the holder of this Note shall designate in writing to Borrower. Each Revolving Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttable presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Credit Agreement, the Borrower, or any person liable for the payment of this Note, waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note.

The Revolving Loan evidenced hereby has been made and/or issued and this Note has been delivered at Lender's main office set forth above. This Note shall be governed and construed in accordance with the laws of the State of Nevada, in which state it shall be performed, and shall be binding upon Borrower, or any person liable for the payment of this Note, and its legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require the Borrower, or any person liable for the payment of this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. By acceptance hereof, Lender hereby warrants and represents to Borrower that Lender has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrower, or any parties liable for the payments made pursuant to this Note result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the holder hereof. Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess shall be automatically credited against and in reduction of the outstanding principal balance. Any portion of such excess which exceeds the outstanding principal balance shall be paid by the holder hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrower, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

THE HOLDER IS A NON-U.S. PERSON AS THAT TERM IS DEFINED IN THE UNITED STATES INTERNAL REVENUE CODE. IT IS HEREBY AGREED AND UNDERSTOOD THAT THE OBLIGATIONS HEREUNDER MAY BE SOLD OR RESOLD ONLY TO NONU.S. PERSONS. THE INTEREST PAYABLE HEREUNDER IS PAYABLE ONLY OUTSIDE THE UNITED STATES. ANY U.S. PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAW.

At any time and from time to time while this Note is outstanding and upon an Event of Default, this Note may be, at the sole option of the Lender, convertible into shares of the common stock, par value $0.01 per share (the “Common Stock”) of Borrower, in accordance with the terms and conditions set forth below.

(a)          Voluntary Conversion. At any time while this Note is outstanding and upon an Event of Default, the Lender may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under the Credit Agreement (such total amount, the “Conversion Amount”) into shares of Common Stock of the Borrower (the “Conversion Shares”) at a price equal to: (i) the Conversion Amount (the numerator); divided by (ii) eighty-five percent (85%) of the lowest daily volume weighted average price of the Borrower's Common Stock during the five (5) Business Days immediately prior to the Conversion Date, which price shall be indicated in the conversion notice (in the form attached hereto as Exhibit A, the “Conversion Notice”) (the denominator) (the “Conversion Price”). The Lender shall submit a Conversion Notice indicating the Conversion Amount, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.

(b)          The Lender's Conversion Limitations. The Borrower shall not affect any conversion of this Note, and the Lender shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the Conversion Notice submitted by the Lender, the Lender (together with the Lender's Affiliates and any Persons acting as a group together with the Lender or any of the Lender's Affiliates) would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined herein). To ensure compliance with this restriction, prior to delivery of any Conversion Notice, the Lender shall have the right to request that the Borrower provide to the Lender a written statement of the percentage ownership of the Borrower's Common Stock that would be beneficially owned by the Lender and its Affiliates in the Borrower if the Lender converted such portion of this Note then intended to be converted by Lender. The Borrower shall, within two (2) Business Days of such request, provide Lender with the requested information in a written statement, and the Lender shall be entitled to rely on such written statement from the Borrower in issuing its Conversion Notice and ensuring that its ownership of the Borrower's Common Stock is not in excess of the Beneficial Ownership Limitation. The restriction described in this Section may be waived by Lender, in whole or in part, upon notice from the Lender to the Borrower to increase such percentage.

For purposes of this Note, the “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The limitations contained in this Section shall apply to a successor holder of this Note. For purposes of this Note, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

(c)          Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(1)         To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Lender (the “Conversion Date”), the Lender shall transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Borrower (or, under certain circumstances as set forth below, by delivery of the Conversion Notice to the Borrower's transfer agent).

(2)         Upon receipt by the Borrower of a copy of a Conversion Notice, the Borrower shall as soon as practicable, but in no event later than two (2) Business Days after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Lender indicating that the Borrower will process such Conversion Notice in accordance with the terms herein. In the event the Borrower fails to issue its Conversion Confirmation within said two (2) Business Day time period, the Lender shall have the absolute and irrevocable right and authority to deliver the fully executed Conversion Notice to the Borrower's transfer agent, and pursuant to the terms of the Credit Agreement, the Borrower's transfer agent shall issue the applicable Conversion Shares to Lender as hereby provided. Within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Borrower tails to issue the Conversion Confirmation), provided that the Borrower's transfer agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Borrower shall cause the transfer agent to (or, if for any reason the Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Credit Agreement, the Lender may request and require the Borrower's transfer agent to) electronically transmit the applicable Conversion Shares to which the Lender shall be entitled by crediting the account of the Lender's prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Lender of such delivery. In the event that the Borrower's transfer agent is not participating in the DTC FAST program and is not otherwise DWAC eligible, within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Borrower fails to issue the Conversion Confirmation), the Borrower shall instruct and cause its transfer agent to (or, if for any reason the Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Credit Agreement, the Lender may request and require the Borrower's transfer agent to) issue and surrender to a nationally recognized overnight courier for delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Lender, or its designees, for the number of Conversion Shares to which the Lender shall be entitled. To effect conversions hereunder, the Lender shall not be required to physically surrender this Note to the Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Lender and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Lender, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(3)         The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the Conversion Date.

(4)         If in the case of any Conversion Notice, the certificate or certificates are not delivered to or as directed by the Lender by the date required hereby, the Lender shall be entitled to elect by written notice to the Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Borrower shall promptly return to the Lender any original Note delivered to the Borrower and the Lender shall promptly return to the Borrower the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Borrower.

(5)         The Borrower's obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender or any other person or entity of any obligation to the Borrower or any violation or alleged violation of law by the Lender or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Lender in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Borrower of any such action the Borrower may have against the Lender. In the event the Lender of this Note shall elect to convert any or all of the outstanding principal amount hereof and accrued but unpaid interest thereon in accordance with the terms of this Note, the Borrower may not refuse conversion based on any claim that the Lender or anyone associated or affiliated with the Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Lender, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Lender in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Lender to the extent it obtains judgment. In the absence of such injunction, the Borrower shall issue Conversion Shares upon a properly noticed conversion. If the Borrower fails for any reason to deliver to the Lender such certificate or certificates representing Conversion Shares pursuant to timing and delivery requirements of this Note, the Borrower shall pay to such Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $1.00 per day for each day after the date by which such certificates should have been delivered until such certificates are delivered. Nothing herein shall limit a Lender's right to pursue actual damages or declare an Event of Default pursuant to the Credit Agreement, this Note or any agreement securing the indebtedness under this Note for the Borrower's failure to deliver Conversion Shares within the period specified herein and such Lender shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Nothing herein shall prevent the Lender from having the Conversion Shares issued directly by the Borrower's transfer agent in accordance with the Credit Agreement, in the event for any reason the Borrower fails to issue or deliver, or cause its transfer agent to issue and deliver, the Conversion Shares to the Lender upon exercise of Lender's conversion rights hereunder.

(6)         The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Lender hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Borrower.

(7)         Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note in accordance with its terms (the “Share Reserve”).  If at any time the Share Reserve is insufficient to effect the full conversion of the Note then outstanding, Borrower shall increase the Share Reserve accordingly.  If Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, Borrower shall call and hold a special meeting of the shareholders within forty-five (45) days of such occurrence, or take action by the written consent of the holders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized to an amount of shares equal to three (3) times the Conversion Shares. Borrower’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

(d)          Adjustments to Conversion Price. If, at any time while this Note is outstanding: (i) the Borrower effects any merger or consolidation of the Borrower with or into another Person, (ii) the Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Borrower or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Lender shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Lender shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Borrower or surviving entity in such Fundamental Transaction shall issue to the Lender a new note consistent with the foregoing provisions and evidencing the Lender's right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(e)          Make-Whole Rights. Upon liquidation by the Lender of Conversion Shares issued pursuant to a Conversion Notice, provided that the Lender realizes a net amount from such liquidation equal to less than the Conversion Amount specified in the relevant Conversion Notice (such net realized amount, the “Realized Amount”), the Borrower shall issue to the Lender additional shares of the Borrower’s Common Stock equal to: (i) the Conversion Amount specified in the relevant Conversion Notice; minus (ii) the Realized Amount, as evidenced by a reconciliation statement from the Lender (a “Sale Reconciliation”) showing the Realized Amount from the sale of the Conversion Shares; divided by (iii) the average volume weighted average price of the Borrower’s Common Stock during the five (5) Business Days immediately prior to the date upon which the Lender delivers notice (the “Make-Whole Notice”) to the Borrower that such additional shares are requested by the Lender (the “Make-Whole Stock Price”) (such number of additional shares to be issued, the “Make-Whole Shares”). Upon receiving the Make-Whole Notice and Sale Reconciliation evidencing the number of Make-Whole Shares requested, the Borrower shall instruct its transfer agent to issue certificates representing the Make-Whole Shares, which Make Whole Shares shall be issued and delivered in the same manner and within the same time frames as set forth herein. The Make-Whole Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Borrower’s Common Stock. Following the sale of the Make-Whole Shares by the Lender: (i) in the event that the Lender receives net proceeds from such sale which, when added to the Realized Amount from the prior relevant Conversion Notice, is less than the Conversion Amount specified in the relevant Conversion Notice, the Lender shall deliver an additional Make-Whole Notice to the Borrower following the procedures provided previously in this paragraph, and such procedures and the delivery of Make-Whole Notices shall continue until the Conversion Amount has been fully satisfied; (ii) in the event that the Lender received net proceeds from the sale of Make-Whole Shares in excess of the Conversion Amount specified in the relevant Conversion Notice, such excess amount shall be applied to satisfy any and all amounts owed hereunder in excess of the Conversion Amount specified in the relevant Conversion Notice.

[-signature page follows-]

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

HYPERTENSION DIAGNOSTICS, INC.

By:
Name: Kenneth Brimmer
Title: Chief Executive Officer

[Signature Page 1 of 2 to Revolving Convertible Promissory Note]

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CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing revolving convertible promissory note as a guarantor, hereby consents and agrees to said revolving convertible promissory note and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said revolving convertible promissory note to the same extent as if the undersigned were a party to said revolving convertible promissory note.

HDI PLASTICS, INC.

By:
Name:
Title:

[Signature Page 2 of 2 to Revolving Convertible Promissory Note]

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the Revolving Convertible Promissory Note (the “Note”) Hypertension Diagnostics, Inc., a corporation incorporated under the laws of the State of Minnesota (the “Company”), into shares of common stock, par value $0.01 per share (the “Common Shares”), of the Company in accordance with the conditions of the Note, as of the date written below.

Based solely on information provided by the Company to Holder, the undersigned represents and warrants to the Company that its ownership of the Common Shares does not exceed the Beneficial Ownership Limitation as specified under the Note.

Conversion Calculations

Effective Date of Conversion:
Principal Amount and/or Interest to be Converted:
Number of Common Shares to be Issued:

[HOLDER]

By:

Name:

Title:

Address:

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